Exhibit 3.266

Montana State Capitol

PO Box 202801

Helena, MT 59620-2801

(406)444-3665

http://www.sos.mt. gov

BURLINGTON COAT FACTORY

1830 ROUTE 130

NORTH BURLINGTON NJ 08016

July 20, 2007 Dear Sir or Madam:

RE: BURLINGTON COAT FACTORY OF

MONTANA, LLC

ARTICLES OF ORGANIZATION

Filing Date: July 16, 2007

Filing Number: C172056-798262

I’ve approved the filing of the documents for the above named entity. The document number and filing date have been recorded on the original document. This letter serves as your certificate of filing and should be maintained in your files for future reference.

Thank you for giving this office the opportunity to serve you. If you have any questions in this regard, or need additional assistance, please do not hesitate to contact the Business Services Bureau professionals at (406) 444-3665.

Sincerely,

BRAD JOHNSON Secretary of State

You can correspond with our office via facsimile. Our fax number is (406) 444-3976. You can now fax in Your search, copy, and certificate requests.

Prepare, sign, submit with an original signature and filing fee.
This is the minimum information required.

STATE OF MONTANA

ARTICLES *of* ORGANIZATION *for*
DOMESTIC LIMITED LIABILITY CO[redacted]
(35-8-202, MCA)

MAIL: **BRAD JOHNSON**
Secretary of State
P.O. Box 202801
Helena, MT 59620-2801
PHONE: (406)444-3665
FAX: (406)444-3976
WEB SITE: *sos.mt.gov*

(This space for use by the Secretary of State only)

798262
STATE OF MONTANA
FILED
JUL 16 2007
SECRETARY OF STATE
C172056

Filing Fee: $70.00

☐ 24 Hour Priority Filing Add $20.00

☐ 1 Hour Expedite Filing Add $100.00

Executed by the undersigned for the purpose of forming a Montana Limited Liability Company.

PLEASE CHECK ONE BOX:
☒ Limited Liability Company ☐ Professional Limited Liability Company

1. The name of the limited liability company: BURLINGTON COAT FACTORY OF MONTANA, LLC
(Must contain "limited liability company", "limited company" or if Professional, "professional limited liability company", or an abbreviation)

2. The name and address of its registered office/agent in Montana:

Name: CT Corporation System

Street Address: 17 North Front Street, Cascade MT 59421-0390

City: Cascade Montana, Zip Code: 59421-0390

Signature of Registered Agent (Required): [signature] JAMES M. NEWSOME, Special Assistant Secretary

3. The address of its principal place of business in Montana:

Street Address: 17 NORTH FRONT STREET

City: CASCADE Montana, Zip Code: 59421-0390

4. (Check one) ☐ Term ☒ At Will
If Term, the latest date on which the LLC is to dissolve: ______

5. The LLC will be managed by (check one) a ☐ **Manager or** *by* its ☒ **Members**

6. The names of the Managers or Members and street addresses are:
BURLINGTON COAT FACTORY PURCHASING, INC.
1830 ROUTE 130 NORTH, BURLINGTON, NJ 08016

7. If one or more members of the company are liable for the LLC's debts and obligations under 35-8-304(3), MCA, please provide a list of liable members and attach written consents of each.

8. *If a Professional Limited Liability Company*, the services to be provided: ______

9. [signature] 7/12/07

Signature of Organizer Date

Printed Name and Title ROBERT L. LAPENTA JR. VP + TREASURER

P:\New\llc\domestic\19-Domestic_Limited_Liability_Company_Articles_of_Organization.doc Revised: 9/1/2006

ACCEPTANCE OF APPOINTMENT OF AGENT

By my signature below, I C T Corporation System

(Name of Registered Agent)

Agree to accept appointment as the registered agent for service of process of Burlington Coat Factory of Montana LLC

Name of Corporation

Untilsuch time as I inform the Secretary of State of my resignation as registered agent or the above-name Corporation chooses to appoint a new registered agent,

Signature of Registered Agent Date

VickiAnn Owens Special Assistant Secretary

STATE OF MONTANA

Office of the Secretary of State

DATE 2-8-11

BY